                                                                    EXHIBIT 10.1


                              AMTECH CORPORATION

                                   AGREEMENT

                            as of October 31, 1997


October 31, 1997



UNOVA, Inc.
360 North Crescent Drive
Beverly Hills, CA  90210-4867


Attention:  Michael E. Keane, Chief Financial Officer


Ladies and Gentlemen:

Amtech Corporation (the "Company"), a Texas corporation, hereby agrees with UNOVA, Inc. ("UNOVA"), a Delaware corporation, as follows:

1.  Agreement.
    ---------

     (a) UNOVA shall pay the Company an aggregate of $10,000,000 in cash, which shall represent the following: (i) payment for the number of shares of newly-issued Company common stock, par value $0.01 per share (the "Company Stock") determined as set forth in this paragraph (a) (the "Purchase Price"), and (ii) an advance fee for research and development work to be performed by the Company as referred to in paragraph 4(h) of this Agreement (the "Advance Fee"). UNOVA and the Company agree that the aggregate cash payment made by UNOVA to the Company shall be allocated seventy-five percent (75%) to the Purchase Price for the Company Stock (which reflects a twenty-five percent (25%) discount to the market price of the Company Stock as a result of restrictions on transferability imposed thereon), and twenty-five percent (25%) to the Advance Fee for research and development work. Subject to the terms and conditions contained in this Agreement, on the "Closing Date" (as defined in paragraph 1(d)), the Company shall issue and sell to UNOVA the number of whole shares (the "Shares") of Company Stock determined by dividing $ 10,000,000 by the average of the "Daily Price" (as defined below) of Company Stock for each trading day during the period (the "Measurement Period") beginning on October 1, 1997 and ending on October 31, 1997. The "Daily Price" means the mean between the high and the low reported sales prices of Company Stock on NASDAQ as reported in the Wall Street Journal, on each trading day during the Measurement Period.

     (b) The purchase and sale of the Shares shall be effected at the "Closing" (as defined in paragraph 1(d)) by the Company executing and delivering to UNOVA duly
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UNOVA, Inc.
October 31, 1997
Page 2


executed stock certificates evidencing the Shares, duly registered in its name, against delivery to the Company of the Purchase Price.

     (c) At the Closing, UNOVA shall pay and remit $10,000,000 to the Company, by wire transfer of immediately available funds to the Company's bank account at NationsBank of Texas, N.A., Dallas, Texas, Account Number 1090947168, ABA Routing Code 111000025.

     (d) Consummation of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of UNOVA, located at 360 North Crescent Drive, Beverly Hills, CA 90210-4867, on November 3, 1997 (the "Closing Date") commencing at 10:00 AM, or such other place or date or time as the parties may mutually agree in writing.

2.  Representations and Warranties of the Company.  The Company hereby
    ---------------------------------------------
represents and warrants to UNOVA as follows, which representations and warranties shall be deemed reaffirmed on the Closing Date as if made again on such date:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with the corporate power and authority to own, lease and operate its properties and conduct its business as now conducted. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole.

     (b) Each "Significant Subsidiary" (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own, lease and operate its properties and conduct its business as now conducted. Each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. For purposes of this Agreement, "Significant Subsidiary" means any direct or indirect subsidiary of the Company that owns, directly or indirectly, any single service or manufacturing facility, or portion thereof, the book value of which (after deducting accumulated depreciation) as of the date the determination is being made
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UNOVA, Inc.
October 31, 1997
Page 3


is greater than one percent (1%) of consolidated net assets. As used in this definition, "service or manufacturing facility" means property, plant and equipment used for actual performance of services, and it excludes sales offices and facilities used only for general administration.

     (c) A description of the authorized, issued and outstanding capital stock of the Company is set forth on Schedule 2(c). The Company has authorized the issuance of at least 2,275,000 shares of Company Stock for purposes of this Agreement. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and when the Shares have been delivered and paid for in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Shares.

     (d) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with this Agreement.

     (e) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any registration statement filed by the Company under the Act.

     (f) Neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole.

     (g) No authorization, approval or consent of any court or governmental authority or agency, domestic or foreign, is necessary in connection with the issuance or sale of the Shares hereunder, except such as may be required under the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") or under state or foreign securities laws, all of which have been obtained or made and are or will be at the Closing Date in full force and effect.

     (h) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result in a breach or violation of any of the terms

UNOVA, Inc.
October 31, 1997
Page 4


and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

     (i) This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

     (j) Set forth on Schedule 2(j) is a list and description of all real properties owned by the Company and its subsidiaries or in which any of them have any equity interest. Except as set forth on Schedule 2(j), the Company and its subsidiaries have good and sufficient title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them, other than liens for taxes not yet due and payable, workers', repairmen's and similar liens imposed by law incurred in the ordinary course of business, and retention of title agreements with suppliers entered into in the ordinary course of business; and the Company and its subsidiaries hold any leased real or personal property which, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole, under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

     (k) The Company and its Significant Subsidiaries possess such material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole.

     (l) No strike, work stoppage or similar labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole.
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UNOVA, Inc.
October 31, 1997
Page 5


     (m) The Company and its subsidiaries own, possess or have the right to employ, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Patent and Proprietary Rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in any material adverse change in the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole. The use of such intellectual property rights in connection with the business and operations of the Company and its subsidiaries does not, to the Company's knowledge, infringe on the rights of any persons. The Company has previously advised UNOVA of a matter in which an infringement claim has been made by a third party.

     (n) Except as set forth on Schedule 2(n), to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole. Set forth on Schedule 2(n) is a list and description of all sites in which the Company or any of its subsidiaries is a "potentially responsible party" as defined in the environmental laws and all proceedings brought by any governmental agency under the environmental laws which could reasonably be expected to result in a fine or penalty in excess of $100,000.

     (o) Except as disclosed in the "SEC Reports" (as defined in paragraph 2(p)), there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could reasonably be expected to affect consummation of this Agreement or could reasonably be expected to result in an adverse judgment or settlement against the Company or any of its subsidiaries in excess of $500,000.
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UNOVA, Inc.
October 31, 1997
Page 6


     (p) The financial statements contained in the Company's latest annual report as filed with the Commission on Form 10-K and latest quarterly report as filed with the Commission on Form 10-Q (collectively, the "SEC Reports") present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

     (q) Except as disclosed in the SEC Reports and except for potential additional writedowns of WaveNet assets, up to a maximum of $1,600,000, pending the outcome of the sale of the business to parties in current negotiations, since the date of the latest audited financial statements included in the SEC Reports, there has been no material adverse change in the condition (financial or other), properties, business or results of operations of the Company and its subsidiaries taken as a whole, and there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material to the Company and its subsidiaries taken as a whole; and except as disclosed in the SEC Reports, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (r) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 527.075, Florida Statutes, and the Company agrees to comply with such Section if prior to the Closing it commences doing such business.

3.  Representations and Warranties of UNOVA.  UNOVA hereby represents and
    ---------------------------------------
warrants to the Company as follows, which representations and warranties shall be deemed reaffirmed on the Closing Date as if made again on such date:

     (a) UNOVA is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, except (i) in an offering covered by a registration statement filed with the Commission under the Act covering the Shares or (ii) pursuant to an applicable exemption under the Act.

     (b) UNOVA has such experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. UNOVA is an "accredited investor" as defined in Section 501 of Regulation D under the Act.

     (c) UNOVA understands that the issuance and sale of the Shares have not been registered under the Act or any state securities laws on the basis that the issuance and sale of the Shares hereunder is exempt from registration under the Act based in part on the representations of UNOVA contained in this Agreement, and that the Shares will bear a restrictive legend restricting transfer except in accordance with the Act.
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UNOVA, Inc.
October 31, 1997
Page 7


     (d) UNOVA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as now conducted. UNOVA is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), properties, business or results of operations of UNOVA and its subsidiaries taken as a whole.

     (e) There are no contracts, agreements or understandings between UNOVA and any person that would give rise to a valid claim against UNOVA for a brokerage commission, finder's fee or like payment in connection with this Agreement.

     (f) No authorization, approval or consent of any court or governmental authority or agency, domestic or foreign, is necessary in connection with the purchase of the Shares hereunder, except such as may be required under the Act or the rules and regulations of the Commission or under state or foreign securities laws, all of which have been obtained or made and are or will be at the Closing Date in full force and effect.

     (g) This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by UNOVA.

     (h) UNOVA has the financial capability to consummate the transactions contemplated by this Agreement.

4.  Certain Agreements of the Company.  The Company hereby agrees with UNOVA as
    ---------------------------------
follows:

     (a) At all times during which UNOVA shall hold at least eighty percent (80%) of the Shares, the Company shall nominate UNOVA's designee (which shall be the Chief Executive Officer ("CEO"), the Chief Financial Officer or such other Senior Vice President of UNOVA as may be designated by the CEO) to serve on the Board of Directors of the Company.

     (b) If at any time following the Closing the Company proposes to register any shares of Company Stock under the Act (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan, or in connection with a stock for stock merger registered on Form S-4), the Company shall give UNOVA notice of such proposed registration at least 30 days prior to the filing of a registration statement. At the written request of UNOVA within 15 days after the receipt of such notice from the Company, which request shall state the number of Shares that UNOVA wishes to sell or distribute publicly under the registration statement

UNOVA, Inc.
October 31, 1997
Page 8


proposed to be filed by the Company, the Company shall promptly use its best efforts to register such Shares under the Act and to cause such registration to become effective. The Company shall have the right to select the underwriters and managers to administer any such offering, subject to the approval of UNOVA, which approval shall not be unreasonably withheld or delayed; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration under this paragraph 4(b). Notwithstanding the foregoing, if the managing underwriter determines and advises in writing that the inclusion of UNOVA's shares would interfere with the successful marketing of such securities, then the number of shares that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in the registration statement first, to the Company, and second, to UNOVA.

     (c) From and after the date which is 15 months following the Closing Date, UNOVA shall have the right, on three occasions only, to demand in writing that the Company register all or a portion of the Shares, provided, however, that the number of Shares that UNOVA demands to register would be expected to yield at least $8,000,000 of gross proceeds upon sale. In the event of such demand, the Company shall promptly use its best efforts to register under the Act the number of Shares specified by UNOVA in such demand and to cause such registration to become effective as soon as possible after the filing thereof. Notwithstanding the foregoing, if the Company determines that the offering of shares at the time of UNOVA's demand would have a material adverse effect on the market for Company Stock, or that corporate developments make it inadvisable to register the Shares at that time, the Company may, on one occasion upon any single demand, delay the filing of the registration statement for up to 180 days; provided, however, that if UNOVA so elects, such registration shall continue without delay, but UNOVA shall be required to reimburse the Company for all of its costs and expenses incurred in connection with such registration. If the filing of the registration statement is delayed pursuant to the preceding sentence, UNOVA shall have the right to withdraw its demand, in which case the demand will not count as a demand for registration under this paragraph, or leave the demand in place. UNOVA's demand rights under this paragraph shall survive until the earlier to occur of the following: (i) UNOVA's beneficial ownership is reduced to less than five percent (5%) of the total number of issued and outstanding shares of Company Stock (except as a result of new issuances of Company Stock by the Company), (ii) UNOVA is able to sell all of the Shares then held by it under Rule 144(k) (or its successor rule), or (iii) the fifth anniversary of the Closing Date.

     (d) The Company shall indemnify and hold harmless UNOVA, the officers and directors of UNOVA and each underwriter of any registration of Shares pursuant to paragraphs 4(b) or 4(c) (and any person who controls an underwriter within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related registration statement, notification or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar

UNOVA, Inc.
October 31, 1997
Page 9


as the same may have been based on information furnished to the Company by UNOVA, its officers and/or directors or such underwriter, expressly authorized for use therein and used in accordance with such authorization. Subject to the last paragraph of this Section 4(d), the Company agrees to reimburse each person indemnified pursuant to this paragraph for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or expense.

     UNOVA, by acceptance of the registration provisions provided herein, agrees to: (i) furnish to the Company such information concerning UNOVA and the proposed sale or distribution of Shares as shall, in the opinion of counsel for the Company, be necessary in connection with any such registration or qualification; and (ii) indemnify and hold harmless the Company, its officers and directors and each of its underwriters (and any person who controls an underwriter within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact furnished to the Company by UNOVA, its officers and/or directors pursuant to this paragraph 4(d), expressly authorized for use in connection with such registration or qualification and used in accordance with such authorization, and from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will promptly notify the indemnifying party of the commencement of such action. The indemnifying party shall then have the right to participate in, and to the extent that it may wish, assume the defense of such action, with counsel satisfactory to the indemnified party. If the indemnifying party assumes the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party. If the indemnifying party does not assume the defense thereof within a reasonable period of time following receipt of the notice, the indemnified party may defend against the claim and the indemnifying party shall reimburse the indemnified party for reasonable attorneys fees and costs incurred in the investigation or defense of such claim.

     (e) In the event that any Shares are to be registered or qualified pursuant to this Section 4 (the "Registration Shares"), the Company covenants and agrees to promptly use its best efforts to effect the registration and/or qualification and to cooperate in the sale of the Registration Shares and to:

         (i) furnish to UNOVA copies of any registration statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) and any prospectus forming a part thereof prior to filing with the Commission;

         (ii) notify UNOVA, promptly after the Company shall receive notice thereof, of the time when said registration statement becomes effective or when any amendment or supplement to any prospectus forming part of said registration statement has been filed;
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UNOVA, Inc.
October 31, 1997
Page 10



         (iii) notify UNOVA promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (iv) advise UNOVA after the Company shall receive notice or obtain knowledge of the issuance of any order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and to promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

         (v) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus forming a part thereof as may be necessary to keep such registration statement effective for the lesser of: (a) a period of time necessary to permit UNOVA pursuant to such registration statement to dispose of all such Shares; (b) 120 days; or (c) the maximum period of time permitted by law to keep effective a registration statement;

         (vi) furnish to UNOVA such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as UNOVA may reasonably request in order to facilitate the disposition of the Registration Shares;

         (vii) use its best efforts to register or qualify the Registration Shares under such securities or blue sky laws of such jurisdictions as determined by the underwriter after consultation with the Company and UNOVA, and to do any and all other acts and things which may be necessary or advisable to enable UNOVA to consummate the disposition in such jurisdictions of such Shares, provided, however, that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or, subject itself to taxation in a jurisdiction where it had not previously been subject to taxation, or take any other action that would subject the Company to service of process in a lawsuit other than one arising out of the registration of the Shares;

         (viii) notify UNOVA at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of UNOVA, to prepare a supplement or amendment to such registration statement so that such registration statement will not contain an untrue

UNOVA, Inc.
October 31, 1997
Page 11



statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (ix) cause all Registration Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (x) provide a transfer agent and (if required) a registrar for all Registration Shares not later than the effective date of such registration statement;

         (xi) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as UNOVA or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registration Shares;

         (xii) make available for inspection by UNOVA, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by UNOVA or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by UNOVA, any such underwriter, attorney, accountant or agent in connection with such registration statement;

         (xiii) use its best efforts to cause the Registration Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable UNOVA to consummate the disposition of such Registration Shares; and

         (xiv) use its best efforts to obtain, in addition to such consents as may be necessary, a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as UNOVA may reasonably request.

     (f) It shall be a condition precedent to the obligation of the Company to register any Registration Shares pursuant to this Section 4 that UNOVA shall have (i) furnished to the Company such information regarding the sellers of the Registration Shares and the intended disposition of the Registration Shares and other information concerning UNOVA as the Company shall reasonably request and as shall be required in connection with any registration statement to be filed by the Company; and (ii) agreed to abide by such additional or customary term affecting any proposed offering of Company Stock, including reasonable lock-up terms, as reasonably requested by the managing underwriter of such offering.

     (g) Except as otherwise provided herein, Company shall pay all of the expenses in connection with any registration pursuant to this Section 4, including without limitation

UNOVA, Inc.
October 31, 1997
Page 12


costs of complying with federal and state securities laws and regulations, attorneys' and accounting fees of the Company, printing expenses and federal and state filing fees, but the Company shall not be obligated to pay underwriting discounts or commissions, or brokerage costs, transfer taxes, or the fees and disbursements of any counsel for UNOVA.

     (h) As soon as practicable following the date hereof, the Company and UNOVA shall enter into definitive agreements necessary to create a research and development alliance (the "Alliance") between the Company and UNOVA in which the parties will develop and market radio frequency identification ("RFID") technology to be jointly identified and developed or acquired during the term of the Alliance (the "RFID Technology"). Such agreements shall include without limitation (i) a technology development agreement under which the Company will develop certain RFID Technology and be compensated (whether in cash, licenses or otherwise) for such development based on certain milestones, with the acknowledgment that UNOVA shall have paid the Company on the Closing Date the Advance Fee of $2,500,000 as partial payment for such work, and (ii) cross licenses by and to the Company and UNOVA of the RFID Technology and certain other existing proprietary technology of the Company and/or UNOVA. Notwithstanding the foregoing, if UNOVA and the Company are unable to conclude on mutually satisfactory terms (x) the acquisition of certain third party technology that forms a basis for the Alliance, and (y) the technology development agreement referred to above, in each case by January 31, 1998, the 15-month waiting period for demand registration rights set forth in paragraph 4(c) shall be deemed expired, UNOVA may immediately thereafter demand registration of the Shares, and the payment and allocation set forth in paragraph 1(a) shall be deemed to be $10,000,000 for the Purchase Price for the Shares.

     (i) During the period from the date of this Agreement until the Closing Date, the Company shall operate its business solely in the ordinary course and shall refrain from entering into any extraordinary transactions without the prior written consent of UNOVA, other than as disclosed in paragraph 2(q).


5.   Conditions of the Obligations of UNOVA. The obligation of UNOVA to purchase
     ---------------------------------------
the Shares shall be subject to the satisfaction on the Closing Date of each of the following conditions:

     (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, and the Company shall have performed in all material respects all of the obligations under this Agreement which are to be performed on or prior to the Closing Date.

     (b) The Company shall have delivered to UNOVA the certificate of the President and Chief Executive Officer of the Company certifying as of the Closing Date to the fulfillment of the conditions set forth in paragraph 5(a).

UNOVA, Inc.
October 31, 1997
Page 13


     (c) The Company shall have delivered to UNOVA the certificate of the Secretary or Assistant Secretary of the Company certifying as of the Closing Date to the authorization and approval of the transactions provided for in this Agreement by duly adopted resolutions of its Board of Directors.

     (d) No investigation, suit, action or other judicial or governmental proceeding shall be pending or threatened before any court or governmental agency which is likely to result in the restraint or prohibition, or the obtaining of substantial damages in connection with this Agreement or the consummation of the transactions provided for in this Agreement.

     (e) All proceedings, corporate or other, to be taken by the Company in connection with the issuance and sale of the Shares shall be reasonably satisfactory in form and substance to UNOVA, and the Company shall have made available to UNOVA for examination the originals or true and correct copies of all documents which UNOVA may reasonably request in connection therewith.

     (f) The Company shall have delivered to UNOVA the written opinion of Ronald
A. Woessner, Esq., Vice President and General Counsel of the Company, to the effect set forth on Exhibit A.

     (g) There shall have been no change, nor any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which would reasonably be expected to be material and adverse and which would make it impractical or inadvisable to proceed with completion of the purchase of the Shares.


6.   Conditions of the Obligations of the Company. The obligation of the Company
     ---------------------------------------------
to issue and sell the Shares to UNOVA shall be subject to the satisfaction on the Closing Date of each of the following conditions:

     (a) The representations and warranties of UNOVA contained in this Agreement shall be true and correct in all material respects on the Closing Date, and UNOVA shall have performed in all material respects all of the obligations under this Agreement which are to be performed on or prior to the Closing Date.

     (b) UNOVA shall have delivered to the Company the certificate of a Vice President of UNOVA certifying as of the Closing Date to the fulfillment of the conditions set forth in paragraph 6(a).

     (c) No investigation, suit, action or other judicial or governmental proceeding shall be pending or threatened before any court or governmental agency which is likely to result in the restraint or prohibition, or the obtaining of substantial damages in connection with this Agreement or the consummation of the transactions provided for in this Agreement.

UNOVA, Inc.
October 31, 1997
Page 14



7.   Termination.  This Agreement may be terminated immediately by giving
     -----------
written notice specifying the cause of termination, and the transactions provided for in this Agreement may be abandoned, without liability on the part of the party effecting such termination: (i) by mutual written consent of the Company and UNOVA, (ii) by either UNOVA or the Company, if the purchase and sale of the Shares has not been consummated (for any reason other than a breach of any representation, warranty, covenant or agreement by the party seeking termination) on or before November 15, 1997, (iii) by UNOVA, if any of the conditions of Section 5 have not been satisfied on the intended Closing Date and have not been waived by UNOVA in writing, or (iv) by UNOVA, if the Company files on or before the Closing Date a petition in bankruptcy, reorganization, liquidation or receivership or a petition in bankruptcy, reorganization or receivership is filed on or before the Closing Date against the Company.

8.   Miscellaneous Provisions.
     ------------------------

     (a) No party shall make, issue or release any public announcement, press release, public statement or public acknowledgment of the terms, conditions and status of, the transactions provided for in this Agreement, without the prior written consent of the other party as to the content and time of release and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which any party, in the written opinion of such party's counsel, is required by law or regulations, including those of public stock exchanges or automated quotation systems on which the securities of such party or its affiliates are traded or quoted, to make, issue or release (a "Legally Required Statement"), the making, issuing or releasing of any such Legally Required Statement shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, three days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such disclosure with the other party. Each party agrees that it will not unreasonably withhold or delay any such consent or clearance.

     (b) Except as otherwise provided in this Agreement, each party shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation and execution of this Agreement and consummation of the transactions provided for herein.

     (c) This Agreement may be amended, modified, supplemented or terminated only by a writing executed on behalf of each of the parties.

     (d) No party shall assign, in whole or in part, this Agreement or its respective rights and obligations hereunder without the express prior written consent of the other party.

UNOVA, Inc.
October 31, 1997
Page 15



     (e) All notices, requests, demands or other communications hereunder must be in writing and executed by an authorized representative of the party responsible therefor, and must be given either by hand or telecopy, telefax or other telecommunication device capable of creating a written record which acknowledges receipt, as follows:

          (i) If such notice is directed to the Company, it shall be sent to:
Amtech Corporation, if on or after December 1, 1997, to 19111 Dallas Parkway, Suite 300, Dallas, Texas 75287, and if before December 1, 1997, to 17304 Preston Road, Bldg. E100, Dallas, Texas 75252, Fax No. 972/733-6693, Attention:
General Counsel, with a copy to Hughes & Luce L.L.P., 1717 Main, Dallas, Texas 75201, Fax No. 214/939-5849, Attention: Kenneth G. Hawari, or to such other person or place as the Company shall have specified to UNOVA in writing by a notice in accordance with this paragraph 8(e).

          (ii) If such notice is directed to UNOVA, it shall be sent to: UNOVA, Inc., 360 North Crescent Drive, Beverly Hills, California 90210-4867, Fax No:
310/888-2848, Attention: General Counsel, or to such other person or place as UNOVA shall have specified to the Company in writing by a notice in accordance with this paragraph 8(e).

     (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument, and any of such counterparts may be delivered by facsimile transmission.

     (g) No single or partial waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a party to enforce at any time any provision of this Agreement shall not be deemed a waiver of any right of any such party to subsequently enforce such provision. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided in this Agreement or by law.

     (h) This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas without regard to its conflicts of laws rules.


     (i) All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and consummation of the transactions provided for in this Agreement for a period of one year following the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of the respective parties.

     (j) This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing such agreements to be drafted.

UNOVA, Inc.
October 31, 1997
Page 16



     (k) This Agreement constitutes the sole understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes and cancels all prior understandings and agreements.

If the foregoing is in accordance with UNOVA's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between UNOVA and the Company in accordance with its terms.


Sincerely,

AMTECH CORPORATION



By:
   ------------------------------------
Title:
      ---------------------------------



ACCEPTED and AGREED

UNOVA, INC.


By:
   ------------------------------------
Title:
     ----------------------------------

                                 Schedule 2(c)
                           Authorized Capital Stock
                           ------------------------


1.   30,000,000 shares of Common Stock, $.01 par value per share; authorized

2.   10,000,000 shares of Preferred Stock, $1.00 par value per share; authorized

3.   14,802,663 Common Stock issued

4.   14,722,663 Common Stock outstanding

                                 Schedule 2(j)
                            Real Properties; Liens
                            ----------------------

1. 8.33 acre site owned by Amtech Systems Corporation in Albuquerque, New Mexico. This property is subject to a lien in favor of International Bank of Commerce, San Antonio, Texas, to secure a $3,855,000 letter of credit issued in favor of Reliance Insurance Company.

2. Office/manufacturing facility leased (125 year ground lease, which commenced in September 1979) by Amtech Europe Limited in Cambridge, England. This property is subject to a lien in favor of Barclays Bank PLC to secure an amount of up to (Pounds)750,000.

3. Also, the assets of Amtech Europe Limited are subject to a "blanket" lien in favor of Barclays Bank PLC to secure an amount of up to (Pounds)750,000.

4. There is also a $1,000,000 letter of credit in favor of Alcatel Standard Electrica, S.A. that is secured by a $1,000,000 certificate of deposit issued by Nations Bank of Texas, N.A., Dallas, Texas.

                                 Schedule 2(n)
                             Environmental Matters
                             ---------------------

1. The site of the office/manufacturing facility leased by Amtech Europe Limited in Cambridge, England is a former clay pit, which may have had domestic and industrial wastes deposited at the site.

                                   Exhibit A
                                   ---------

Opinion satisfactory to UNOVA to the effects set forth in paragraph 2(a), (b),
(c), (h), (i), and (o) (limited to consummation of the Agreement)